                         VIASOFT, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   EXHIBIT 11
                      (in thousands, except per share data)

                                                                    THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                        MARCH 31                             MARCH 31
                                                                -------------------------           ---------------------------
                                                                 1997              1996               1997               1996
                                                                -------          --------           --------           --------
PRIMARY EARNINGS PER SHARE
Common Shares Outstanding, beginning of period                   17,398            16,192             16,719             15,950

Effect of Weighting of Shares:
       Warrants and employee stock options outstanding              878               989                 --                979
       Shares purchased                                              --                 3                 79                 64
       Shares issued related to R&O acquisition                      --                --                180                 --
       Treasury stock                                                --                (7)                --                 (2)
       Employee stock options exercised                              60               101                172                230
                                                                -------          --------           --------           --------
Weighted average number of common and common
       share equivalents outstanding                             18,337            17,278             17,149             17,221
                                                                =======          ========           ========           ========

Net income                                                      $ 3,151          $  1,270           $(19,477)          $  3,851
                                                                =======          ========           ========           ========

Earnings per common and common share equivalent                 $  0.17          $   0.07           $  (1.14)          $   0.22
                                                                =======          ========           ========           ========



FULLY DILUTED EARNINGS PER SHARE
Common Shares Outstanding, beginning of period                   17,398            16,192             16,719             15,950

Effect of Weighting of Shares:
       Warrants and employee stock options outstanding              878             1,082                 --              1,147
       Shares purchased                                              --                 3                 79                 64
       Shares issued related to R&O acquisition                      --                --                180                 --
       Treasury stock                                                --                (7)                --                 (2)
       Employee stock options exercised                              60               101                172                230
                                                                -------          --------           --------           --------
Weighted average number of common and common
       share equivalents outstanding                             18,336            17,371             17,149             17,389
                                                                =======          ========           ========           ========

Net income                                                      $ 3,151          $  1,270           $(19,477)          $  3,851
                                                                =======          ========           ========           ========

Earnings per common and common share equivalent                 $  0.17          $   0.07           $  (1.14)          $   0.22
                                                                =======          ========           ========           ========


Note: Shares issuable upon the exercise of employee stock options that are considered anti-dilutive are not included in the weighted average number of common and common share equivalents.